               INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                              VIRTUAL TELECOM, INC.
                  AUTHORIZED COMMON STOCK 20,000,000 SHARES
                                PAR VALUE. $001


THIS CERTIFIES THAT


IS THE RECORD HOLDER OF



                SHARES OF COMMON STOCK OF VIRTUAL TELECOM, INC.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT-VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.

WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.


DATED:



          /s/ [ILLEGIBLE]                  /s/ [ILLEGIBLE]
[SEAL]    ------------------------------   ------------------------------
                     SECRETARY                         PRESIDENT

INTERWEST TRANSFER CO. INC.     P.O. BOX 17406 /  SALT LAKE CITY, UTAH 84117


                              /s/ [ILLEGIBLE]
                              ------------------------------
COUNTERSIGNED & REGISTERED    COUNTERSIGNED Transfer Agent-Authorized Signature